UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013 (April 2, 2013)

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 1400 Minnetonka, MN	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 629-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Warrant Adjustments and Other Matters Related to the Special Dividend of Silver Bay Common Stock

As previously announced, on March 18, 2013, a special committee of the Board of Directors of Two Harbors Investment Corp. (the “Company”) declared a dividend pursuant to which the Company will distribute 17,824,647 shares of common stock, par value $0.01 per share, of Silver Bay Realty Trust Corp.’s common stock (“Silver Bay Common Stock”) to its stockholders by way of a dividend (the “Stock Dividend”). The Stock Dividend will be distributed pro-rata to stockholders of the Company based on ownership of the Company’s common stock at the close of business on the record date for the Stock Dividend, which is April 2, 2013 (the “Record Date”). On the Record Date, there were 365,065,756 shares of the Company’s common stock issued and outstanding.

Under the terms of the warrant agreement governing the Company’s warrants, the Stock Dividend requires an adjustment to (1) the exercise price payable upon exercise of the warrants ($11.00 per warrant share prior to the adjustment), and (2) the number of shares of Company common stock issuable upon exercise of the warrants and payment of the exercise price therefore (one share of common stock per warrant share exercised prior to the adjustment) (together, the “Warrant Adjustments”). Calculation of the Warrant Adjustments is determined based on, among other things, the closing price of the Company’s common stock on the business day immediately preceding the ex-dividend date for the Stock Dividend and the fair market value of the Stock Dividend to be received for each share of the Company’s common stock on the ex-dividend date.

On April 2, 2013, the Company announced the Warrant Adjustments. Pursuant to the Warrant Adjustments, the exercise price of each warrant is now $10.25 per warrant share and, upon exercise of their warrants, warrant holders will receive 1.0727 shares of the Company’s common stock.

It is important to note that the Warrant Adjustments apply only to those warrants that are not exercised and remain outstanding following the Record Date. As of the close of business on the Record Date, there were approximately 4.8 million warrants outstanding.

The Company’s press release on the Warrant Adjustments is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Two Harbors Investment Corp., dated April 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ Rebecca B. Sandberg
Rebecca B. Sandberg
Secretary and General Counsel

Date: April 3, 2013